UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2010

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Industrial Way, Eatontown, NJ	07224
(Address of principal executive offices)	(Zip Code)

(732) 389-0355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2010, EMRISE Corporation (the “Company”) received notice from the staff of the NYSE Arca, Inc. (the “NYSE Arca”) that the Company was no longer in compliance with the minimum total net tangible assets and net worth amounts required for continued listing on the NYSE Arca under NYSE Arca Equities Rule 5.5(h)(3) (the “Notice”).  The Company no longer complies with such continued listing requirements because it had total net tangible assets of less than $500,000 and net worth of less than $2 million at both December 31, 2009 and March 31, 2010.  On May 29, 2010, the Company notified the NYSE Arca of its intent to cure its compliance deficiency through the sale of assets and payment of debt according to a plan previously submitted and approved by the NYSE Arca Listing Staff in connection with a similar notice (the “Plan”).

On January 5, 2010, the Company received a similar notice that it was no longer in compliance with the minimum $1.00 per share price required for continued listing on the NYSE Arca under NYSE Arca Equities Rule 5.5(h)(4), which was disclosed in a press release and Current Report on Form 8-K that were issued and filed by the Company on January 5, 2010.  On January 11, 2010, the Company notified the staff of the NYSE Arca of its intent to cure such deficiency by selling certain assets of the Company and retiring substantially all of its debt, including debt to the Company’s current lender and other debtholders.  The NYSE Arca accepted such request and Plan on March 1, 2010 and the Company has already implemented certain of the steps outlined in that Plan.  After our announcement of acceptance of the Plan and the initial implementation of such steps, the price of our common stock has increased.

If the NYSE Arca accepts the Company’s Plan, which is the same plan already accepted in March 2010 appropriately updated and is currently being implemented, the Company’s common stock will continue to be listed on the NYSE Arca with the trading symbol extension “.BC” to denote its non-compliance during the cure period.  In the event that the Company is not able to attain total net tangible assets of at least $500,000 and net worth of at least $2 million by the expiration of our cure period, the NYSE Arca is expected to commence suspension and delisting procedures.  There can be no assurance that the NYSE Arca will accept our Plan and allow for the cure period under the Plan, that the Company will be able to implement the Plan within the prescribed timeframe, or that implementation of the Plan will have a positive effect on our total net tangible assets, net worth and stock price in the prescribed time period.

Upon receipt of the NYSE Arca’s response to the Company’s request to allow for a cure period pursuant to the Plan, the Company will file an additional Form 8-K and will issue another press release regarding the NYSE Arca’s response.

A copy of the Company’s press release announcing the foregoing is attached as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated May 28, 2010 announcing notice from NYSE Arca, Inc. of EMRISE Corporation’s non-compliance with continued listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2010		EMRISE CORPORATION

	By:	/s/ D. John Donovan
D. John Donovan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 28, 2010 announcing notice from NYSE Arca, Inc. of EMRISE Corporation’s non-compliance with continued listing requirements.